Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER OF
KERYX BIOPHARMACEUTICALS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the annual report of Keryx Biopharmaceuticals, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, James F. Oliviero, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2013	/s/ James F. Oliviero
James F. Oliviero, CFA Chief Financial Officer Principal Financial and Accounting Officer